Exhibit 10.12





















                     Fifth Amendment, dated March 29, 1996,
                               to Credit Agreement
                    between Bank of America Texas, N.A., and
                          FFP Operating Partners, L.P.
                             dated February 25, 1994

                                 FIFTH AMENDMENT
                                       TO
                                CREDIT AGREEMENT


         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made effective for all purposes as of the 29th day of March, 1996, by and between Bank of America Texas, N.A. (the "Bank") and FFP Operating Partners, L.P., a Delaware limited partnership (the "Borrower").


                                   REFERENCES:

         Reference is made to the Credit Agreement (as amended, the "Credit Agreement") dated as of February 25, 1994 by and between Bank and Borrower, as amended by the following:

     (a) First Amendment to Credit Agreement, entered into effective as of March 30, 1994,

     (b) Second Amendment to Credit Agreement, entered into effective as of August 31, 1994,

     (c) Third Amendment to Credit Agreement, entered into effective as of May 1, 1995, and

     (d) Fourth Amendment to Credit Agreement, entered into effective as of December 20, 1995.


                                    RECITALS:

         Borrower has requested that Bank lend to Borrower a term loan (the "Fuel Terminal Loan") in the amount of $1,000,000 to finance acquisition and renovation of a fuel terminal located in Euless, Texas (the "Fuel Terminal Facility") by Borrower's affiliate, Direct Fuels, L.P., a Texas limited partnership. The Fuel Terminal Facility consists of the following: (a) 33 acres of land, (b) 8.8 million gallons of fuel storage tanks, and (c) two processing units that include a 4,500 barrel a day unit that can refine crude oil into finished products and a 2,000 barrel per day stabilization tower that can separate commingled finished products.

         In conjunction with the Fuel Terminal Loan, Borrower has requested that the Bank amend certain of the covenants of the Credit Agreement; specifically,

     (1) to provide for the Fuel Terminal Loan;


     (2) to amend the covenant pertaining to Borrower's other debts to allow the funding of a $2,500,000 facility by BA Leasing and Capital Corporation, as lender;

     (3) to amend the pricing structure available to Borrower on the Term Commitment; and

     (4) to amend the covenant pertaining to the debt coverage ratio to exclude $3,500,000 of capital expenditures financed by Bank during calendar year 1996 from the calculation of Borrower's total capital expenditures.

         Borrower also has requested that Bank grant one-time waivers to the covenants in Section 11.4, pertaining to Borrower's debt coverage ratio, and in
Section 11.6 pertaining to Borrower's senior debt to cash flow ratio, with respect to Borrower's fiscal quarter ended December 31, 1995.

         Subject to the terms and conditions set forth below, Bank has agreed to amend the Credit Agreement and grant the waivers as requested.


                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   Definitions

         1.1 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   Amendments

     2.1 LIBOR Rate. Article 1, Definitions, of the Credit Agreement is hereby amended by adding the following Sections 1.9 and 1.10:

     1.9 "Fixed Rate" means the fixed interest rate that the Bank and the Borrower agree will apply to the portion during the applicable interest period.



     1.10 "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                  LIBOR Rate =              London Interbank Offered Rate
                                             (1.00 - Reserve Percentage)

                  Where,

                      (i) "London Interbank Offered Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) determined by the Bank (in accordance with its customary general practices), as the rate at which Eurodollar deposits are offered by major banks in the London Interbank Eurodollar Market in immediately available funds in an amount equal or comparable to the principal amount of the corresponding portion of the Term Loan or the Fuel Terminal Loan, as the case may be, as of the time of determination, and for a period of time equal or comparable to the length of the applicable interest period.

                      (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.


     2.2 Amendment to Term Loan Pricing Structure. Section 3.6, Offshore Rate, of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     3.6 Optional Rates. The Borrower may elect to have all or portions of the principal balance of the Term Commitment bear interest at the rate equal to lesser of (a) the Maximum Rate, or (b) either (i) the Fixed Rate plus one and three-quarters (1.75) percentage points, (ii) the LIBOR Rate plus one and three-quarters (1.75) percentage points, or
          (iii) the Offshore Rate plus one and three-quarters (1.75) percentage points.


     2.3 Fuel Terminal Loan. The Credit Agreement is hereby amended by adding the following Article 3A:

     3A. FUEL TERMINAL LOAN FACILITY AMOUNT AND TERMS

     3A.1  Loan  Amount.  The Bank  agrees to  provide  a term  loan (the  "Fuel
Terminal Loan") to the Borrower in the amount of One Million Dollars ($1,000,000.00) (the "Fuel Terminal Commitment"), to be funded in one or more advances, as requested by Borrower, from the date hereof through and including September 30, 1996. Each advance shall be in the amount of at least One Hundred Thousand Dollars or, if greater, in integral multiples thereof.

     3A.2 Purpose. The Fuel Terminal Loan shall be used to allow Borrower to finance the acquisition and renovation of a fuel terminal located in Euless, Texas by Direct Fuels, L.P., a Texas limited partnership and an affiliate of Borrower.

     3A.3 Interest Rate.

     (a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the lesser of (1) the Maximum Rate, or (2) the rate (the "Fuel Terminal Loan Basic Rate") that is equal to the Reference Rate.

     Notwithstanding the foregoing, if at any time the Fuel Terminal Loan Basic Rate shall exceed the Maximum Rate and thereafter the Fuel Terminal Loan Basic Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Fuel Terminal Loan Basic Rate exceeded the Maximum Rate.

     (b) The Borrower may prepay the Fuel Terminal Loan in full or in part at any time in an amount not less than One Hundred Thousand Dollars ($100,000). The prepayment will be applied to installments of principal due under this Agreement in inverse order of maturities.

     3A.4 Repayment Terms

     (a) The Borrower will pay all accrued but unpaid interest on June 30, 1996 and then quarterly thereafter (i.e., March 31, June 30, September 30 and
December  31) and upon  payment in full of the  principal  of the Fuel  Terminal
Loan.


     (b) The Borrower will repay principal in successive quarterly installments of Fifty Thousand Dollars ($50,000.00), each, starting June 30, 1996. On March 31, 2001, the Borrower will repay the remaining principal balance plus any interest then due.

     3A.5 Optional Interest Rates. Instead of the interest rate based on the Reference Rate, the Borrower may elect to have all or portions of the Fuel Terminal Loan bear interest at the rate(s) described in Section 3A.6 below during an interest period agreed to by the Bank and the Borrower; provided, however, that the Borrower shall not have the option or right to elect to have all or any portion of the Fuel Terminal Loan bear interest at the rate(s) described below when such rate(s) exceeds the Maximum Rate. Each interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31) during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

     3A.6 Fixed and LIBOR Rates. The Borrower may elect to have all or portions of the principal balance of the Fuel Terminal Loan bear interest at the rate equal to lesser of (a) the Maximum Rate, or (b) either the Fixed Rate plus one and three-quarters (1.75) percentage points or the LIBOR Rate plus one and three-quarters (1.75) percentage points.


     2.4 Agreements Pertaining to Fixed Rate Portions and LIBOR Rate Portions. The Credit Agreement is hereby amended by adding the following Article 4A:

     4A. AGREEMENTS PERTAINING TO FIXED RATE PORTIONS AND LIBOR RATE PORTIONS

     Designations of either a Fixed Rate portion or a LIBOR Rate portion for principal outstanding under either the Term Commitment or the Fuel Terminal Commitment are subject to the following requirements:

     4A.1 Interest Periods. The interest period during which the Fixed Rate will be in effect under either the Term Commitment or the Fuel Terminal Commitment will, in each case, be no shorter than 14 days and no longer than one year. The interest period during which the LIBOR Rate will be in effect under either the Term Commitment or the Fuel Terminal Commitment will, in each case, be 30, 60, 90, 120, 150 or 180 days long (or, at the Bank's option, for other maturities requested by the Borrower). At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

     4A.2 Minimum Amount. Each Fixed Rate portion for principal outstanding under either the Term Commitment or the Fuel Terminal Commitment and each LIBOR Rate portion for principal outstanding under the Term Commitment or the Fuel Terminal Commitment, as the case may be, will be for an amount not less than Five Hundred Thousand Dollars ($500,000).

     4A.3 Limitation on Election. The Borrower may not elect a Fixed Rate with respect to any portion of the principal balance of the Term Commitment or the Fuel Terminal Commitment which is scheduled to be repaid before the last day of the applicable interest period. Likewise, the Borrower may not elect a LIBOR Rate with respect to any portion of the principal balance of the Term Commitment or the Fuel Terminal Commitment which is scheduled to be repaid before the last day of the applicable interest period.

     4A.4 Existing Election. Any portion of the principal balance of the Term Commitment or the Fuel Terminal Commitment already bearing interest at a rate based on the Fixed Rate will not be converted to a different rate during its interest period. Likewise, any portion of the principal balance of the Term Commitment or the Fuel Terminal Commitment already bearing interest at a rate based on the LIBOR Rate will not be converted to a different rate during its interest period.

     4A.5 Prepayment of Fixed Rate and LIBOR Rate Portions. Each prepayment of a Fixed Rate portion or a LIBOR Rate portion will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which:

     (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

     (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the LIBOR dollar market, with respect to LIBOR Rate portions, and in the appropriate dollar market selected by the Bank with respect to Fixed Rate portions, in each case for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

     4A.6 No Obligation. The Bank will have no obligation to accept an election for an Fixed Rate portion if any of the following described events has occurred and is continuing:

     (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a Fixed Rate portion are not available to the Bank; or

     (ii) the Fixed Rate does not accurately reflect the cost of a Fixed Rate portion.


     Likewise, the Bank will have no obligation to accept an election for a LIBOR Rate portion if any of the following described events has occurred and is continuing:

     (iii) Dollar deposits in the principal amount, and for periods equal to the interest period, of an LIBOR Rate portion are not available in the London Interbank Eurodollar Market; or

     (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate portion.

     4A.7 Savings Clause. If at any time during any applicable interest period either the Fixed Rate or the LIBOR Rate, plus the applicable margin, shall exceed the Maximum Rate and thereafter the Fixed Rate or the LIBOR Rate, as the case may be, plus the applicable margin, shall become less than the Maximum Rate, then the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Fixed Rate or the LIBOR Rate, as the case may be, plus the applicable margin, exceeded the Maximum Rate.


     2.5 Additional Debts. Section 10.3(e), Other Debts, of the Credit Agreement is hereby amended and restated to read in full as follows:

             (e) Additional debts owing to BA Leasing and Capital Corporation for purchase money equipment financings (including capitalized leases) which do not exceed a total principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) outstanding at any one time;


     2.6 Amendment to Debt Coverage Ratio. The definition of the "debt coverage ratio" in Section 11.4, Debt Coverage Ratio, of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

             "Debt coverage ratio" means the ratio of (1) cash flow to (2) the sum of (A) the current portion of long term debt owing to all creditors of the Borrower, its parents, subsidiaries and affiliates, plus (B) capital expenditures of the Borrower, its parents, subsidiaries and affiliates, excluding, however, the following:

     (i) $3,500,000 of capital expenditures to the extent actually funded and financed by either the Bank or BA Leasing and Capital Corporation during calendar year 1996; and


     (ii) capital expenditures which were financed by Heller Financial, Inc. prior to the execution and delivery of the Fifth Amendment to Credit Agreement.

     This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters.


     2.7 Amendment to Covenant Regarding Capital Expenditures. The covenant pertaining to capital expenditures in Section 11.5, Capital Expenditures, of the Credit Agreement is hereby deleted in its entirety .


                                   ARTICLE III
                                   Conditions

     3.1 Conditions to Amendment. The effectiveness of this Amendment is conditioned upon and subject to the satisfaction of the following requirements:

     (a) The Guarantors shall have consented to this Amendment and ratified their Guaranties;

     (b) The Borrower shall have paid, not later than March 31, 1996, an amendment fee in the amount of Two Thousand Dollars ($2,000.00);

     (c) Direct Fuels, L.P. shall have delivered to the Bank a Negative Pledge Agreement covering the Fuel Terminal Facility, together with any other documentation the Bank reasonably deems necessary in connection with the Negative Pledge Agreement; and

     (d) The Borrower shall have delivered to the Bank evidence reasonably satisfactory to the Bank that Direct Fuels, L.P. has acquired or will be acquiring fee simple title to the Fuel Terminal Facility.



                                    ARTICLE IV
                                     Waivers

     4.1 Waivers Regarding Debt Coverage Ratio and Senior Debt to Cash Flow Ratio. Section 11.4 of the Credit Agreement requires that the Borrower maintain on a consolidated basis a debt coverage ratio of at least 1.10 : 1.0. Further,
Section 11.6 of the Credit Agreement requires that the Borrower maintain on a consolidated basis a Senior Debt to Cash Flow Ratio of no greater than 2.5 :
1.0. As of December 31, 1995, the Borrower's debt coverage ratio had fallen below the covenant requirement to 0.74 : 1.0; and the Borrower's Senior Debt to Cash Flow Ratio had increased in excess of the covenant requirement to 2.94 :
1.0. Borrower anticipates that similar conditions may exist with respect to the debt coverage ratio and the Senior Debt to Cash Flow Ratio as of the quarter to end on March 31, 1996. At the Borrower's request, and subject to the following, the Bank hereby waives the covenant defaults and anticipated covenant defaults described above. This waiver shall be applicable solely to the debt coverage ratio and the Senior Debt to Cash Flow Ratio of the Borrower as of December 31, 1995 and as of March 31, 1996, and then only to the extent that, as of December 31, 1995 and as of March 31, 1996 (a) the debt coverage ratio of the Borrower was and will be, as applicable, not less than 0.74 : 1.0, and (b) the Senior Debt to Cash Flow Ratio of the Borrower was and will be, as applicable, not greater than 2.94 : 1.0.

     4.2 Consent to Certain Distribution. Section 10.6 of the Credit Agreement prohibits distributions in respect of Borrower's partnership interests if the distribution does not allow the Borrower to satisfy, after giving effect to such distribution, the debt coverage ratio as set forth in Section 11.4 of the Credit Agreement, unless the Bank gives its written consent. The Borrower made certain distributions in calendar year 1995 for the payment of Federal income taxes of the Borrower's partners, which have been reported to the Bank, notwithstanding the fact that, after giving effect to such distributions, the debt coverage ratio set forth in Section 11.4 of the Credit Agreement was not satisfied. The Bank hereby consents to such distributions and waives the covenant default that occurred with respect to Section 10.6 as a result of such distributions, but only as a result of such distributions. This waiver shall be applicable solely to the distribution made in calendar year 1995 which the Borrower previously reported to the Bank.

     4.3 No Other Waiver. Except as otherwise specifically provided for in Sections 4.1 and 4.2 of this Amendment, nothing contained herein shall be construed as a waiver by the Bank of any covenant or provision of this Amendment, or of any other contract or instrument between Borrower and the Bank; and the Bank's failure at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of the Bank to thereafter demand strict compliance therewith. The Bank hereby reserves all rights granted under the Credit Agreement, as amended, and any other contract or instrument between Borrower and the Bank.


                                    ARTICLE V
                 Ratifications, Representations and Warranties

     5.1 Ratification of Credit Agreement. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and the Bank agree that the Credit Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     5.2 Ratification of Security Agreements. All rights, titles, liens and security interests securing the obligations of the Borrower under the Credit Agreement prior to this Amendment are preserved, maintained and carried forward additionally to secure the obligations of the Borrower under the Credit Agreement, as amended by this Amendment, including, without limitation the obligations of the Borrower constituting the Fuel Terminal Loan. The terms and provisions of all documents (the "Security Documents") executed in connection with or as security for the obligations of the Borrower under the Credit Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and the Bank agree that the Security Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms, after giving full force and effect to this Amendment.

     5.3 Representations and Warranties of Borrower. Borrower hereby represents and warrants to the Bank that (a) the execution, delivery and performance of this Amendment have been authorized by all requisite partnership action on the part of Borrower and will not violate the partnership agreement or certificate of limited partnership of Borrower; and (b) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.


                                   ARTICLE VI
                            Miscellaneous Provisions

     6.1 Amendment Fee. Subject to the provisions of Section 14.14 of the Credit Agreement, in consideration of the Bank agreeing to amend the terms of the Credit Agreement, as set forth above, the Borrower will pay the Bank a Two Thousand Dollar ($2,000) fee for such amendment, as provided by Section 5.1(d) of the Credit Agreement and by Section 3.1(b) of this Amendment.

     6.2 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.


     6.3 Binding Effect. This Amendment shall be binding upon Borrower and the Bank and their respective successors and assigns.

     6.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     6.5 Effect of Waiver. No consent or waiver, express or implied, by the Bank to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

     6.6 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     6.7 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     6.8 Final Agreement. THE CREDIT AGREEMENT, AS AMENDED HEREBY, REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND THE BANK.


     This Amendment is executed as of the date stated at the top of the first page.


    Bank of America Texas, N.A.                   FFP Operating Partners, L.P.

                                                 By:  FFP Partners Management
                                                        Company, Inc.,
                                                       General Partner


    By:  /s/Donald P. Hellan                      By:  /s/Steven B. Hawkins
         Donald P. Hellman                             Steven B. Hawkins
         Vice President                              Vice President-Finance